Cytomedix Announces Subsequent and Final Closing of Registered Direct Offering of
Common Stock and Warrants

ROCKVILLE, Md. (August 27, 2009) – Cytomedix, Inc. (NYSE Amex: GTF) (“the Company”), a leading developer of biologically active regenerative therapies for wound care, inflammation and angiogenesis, today announced it entered into securities purchase agreements with investors to raise gross proceeds of approximately $420,000, before placement agent’s fees and other offering expenses, in a registered direct offering. This represents the second and final tranche to the financing previously announced on August 12, 2009, which raised an initial approximate $1,050,000.

The terms of the financing are identical to the terms described in the original August 12, 2009 announcement.  The closing of the offering is expected to take place on or about August 31, 2009 subject to the satisfaction of customary closing conditions. Proceeds from the transaction will be used for general corporate purposes.

Avalon Securities Ltd. acted as exclusive placement agent, on a “best efforts” basis, for this transaction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Cytomedix

Cytomedix develops, sells and licenses regenerative biological therapies including the AutoloGel™ System, a device for the production of Platelet Rich Plasma (“PRP”) gel derived from the patient’s own blood. The AutoloGel™ System is cleared by the U.S. Food and Drug Administration (“FDA”) for use on a variety of exuding wounds. The Company is pursuing a multi-faceted strategy to penetrate the chronic wound market with its AutoloGel™ System. The Company is also moving forward with the development of other product candidates in its pipeline. Most notably is its CT-112 product, an anti-inflammatory peptide that has shown promise in preclinical testing. Additional information regarding Cytomedix is available at www.cytomedix.com.

Forward-Looking Information

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix’s actual results may differ materially due to a number of factors, many of which are beyond Cytomedix’s ability to predict or control, including among others, the outcome of development or regulatory review of CT-112 or of the Company’s premarket notification, commercial success or acceptance by the medical community, the Company’s ability to market and capitalize on the AutoloGel opportunities in orthopedics, competitive responses and the Company’s ability to execute in a timely fashion or at all upon the plan of compliance approved by the NYSE Amex. There is also no assurance that the Company's current capitalization will be sufficient to attain its goals, that future funding will be available to the Company on acceptable terms, or that the Company will ever be able to sustain itself from ongoing operations. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contacts:
Cytomedix, Inc.	Lippert/Heilshorn & Associates
David Jorden, Executive Board Member	Anne Marie Fields (afields@lhai.com)
Martin Rosendale, CEO	(212) 838-3777
(240) 499-2680

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